                                                                    EXHIBIT 99.1

                                                   CONTACT:  RICHARD T. MARABITO
(NEWS RELEASE LOGO)                                      CHIEF FINANCIAL OFFICER
                                                      TELEPHONE:  (216) 292-3800
                                                            FAX:  (216) 292-3974

                OLYMPIC STEEL REPORTS 2005 THIRD QUARTER RESULTS


         Cleveland, Ohio -- (October 27, 2005) Olympic Steel, Inc., (Nasdaq:
ZEUS), a national steel service center, today announced its financial results for the third quarter and nine months ended September 30, 2005.

         Net sales for the third quarter of 2005 totaled $208.4 million, a 14.7% decrease from the $244.1 million for the third quarter a year ago. Third quarter 2005 net income totaled $2.2 million, or $0.21 per diluted share, compared to net income of $18.6 million, or $1.80 per diluted share for last year's third quarter. Tons sold decreased 5.5% to 306 thousand from 323 thousand in the third quarter of 2004.

         For the first nine months of 2005, net sales increased 12.3% to $734.4 million from $653.9 million. Net income for the first nine months of 2005 was $14.8 million, or $1.42 per diluted share, compared to net income of $47.9 million, or $4.70 per diluted share in the first nine months of 2004. Tons sold decreased 6.5% to 984 thousand from 1.05 million in the first nine months of 2004.

         "Our acceleration of inventory and receivables turnover, coupled with consistent profitability and expense control, resulted in a significant reduction in our debt. During the third quarter, we reduced our Total Debt by $70 million to $13 million. Olympic Steel now has its strongest balance sheet and capital position since our initial public offering in 1994, with over $193 million, or $19.01 per share, of shareholders' equity at September 30, 2005," stated Michael D. Siegal, Chairman and Chief Executive Officer.

         "During the third quarter, carbon flat rolled pricing and margin compression reached its low point so far this year. We at Olympic are encouraged by the recent reductions in the steel service center industry's inventory levels as reported by the Metals Service Center Institute, coupled with announced producer price increases for carbon steel throughout the third quarter. Currently, demand appears solid entering the fourth quarter, leading us to believe in strong economic fundamentals for the marketplace. Our repositioned balance sheet is appropriate for these improving market conditions. We also anticipate using our financial position to take advantage of a consolidating service center industry," concluded Mr. Siegal.

         Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 12 facilities and participates in two joint ventures. For further information, visit the Company's web site at http://www.olysteel.com.

         It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

         Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company's suppliers' or customers' personnel; the availability of transportation and logistical services; equipment installation delays or malfunctions; the successes of the Company's efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turns, and reduce costs; the operating and financial results of the Company's joint ventures; the adequacy of our information technology and business system software; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                 OLYMPIC STEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)


                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                      -------------------------     -------------------------
                                         2005           2004           2005           2004
                                      ----------     ----------     ----------     ----------
SUMMARY RESULTS OF OPERATIONS:              (unaudited)                     (unaudited)
Net sales                             $  208,358     $  244,142     $  734,398     $  653,948

Operating income                           4,825         31,581         27,595         82,163

Income before income taxes                 3,519         30,570         24,044         78,879
                                      ----------     ----------     ----------     ----------
Net income                            $    2,164     $   18,572     $   14,787     $   47,919
                                      ==========     ==========     ==========     ==========
Earnings per share:

   Net income per share - basic       $     0.21     $     1.88     $     1.46     $     4.89

   Net income per share - diluted     $     0.21     $     1.80     $     1.42     $     4.70



                                             SEPTEMBER 30,          DECEMBER 31,
                                      -------------------------     ------------
                                        2005           2004             2004
                                      ----------     ----------     ------------
SUMMARY BALANCE SHEET DATA:                  (unaudited)
Accounts receivable, net              $   92,461     $  108,349     $   93,336

Inventories                              103,290        147,857        186,124

Net property and equipment                79,241         85,304         83,571

Total assets                             284,647        350,494        374,146

Current liabilities                       68,710         89,152         95,688

Total debt                                13,012         93,297         96,022

Shareholders' equity                     193,013        163,419        176,525

Shareholders' equity per share             19.01          16.40          17.58

Debt-to-equity ratio                    .07 to 1       .57 to 1       .54 to 1


                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,
                                          ---------------------
                                           2005           2004
                                          ------         ------
OTHER DATA:                                    (unaudited)

Capital expenditures                       1,695          1,698

EBITDA (a)                                33,603         88,796


(a) Defined as operating income plus depreciation plus asset impairment charge.


        IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES
          OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE
                   ANY ANALYST'S SALES OR EARNINGS ESTIMATES.

                                 OLYMPIC STEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)


                                             THREE MONTHS ENDED SEPTEMBER 30,                  NINE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------------------    ----------------------------------------------
                                               2005                     2004                   2005                      2004
                                      ---------------------  ---------------------    ---------------------    ---------------------
                                                 (unaudited)                                           (unaudited)
Tons sold
   Direct                                  256,211                283,098                  840,727                   906,166
   Toll                                     49,367                 40,332                  143,350                   146,477
                                      ------------           ------------             ------------              ------------
                                           305,578                323,430                  984,077                 1,052,643
   % change                                  (5.5%)                   7.2%                   (6.5%)                     23.9%

Net sales                             $    208,358           $    244,142             $    734,398              $    653,948
   % change                                 (14.7%)                 110.7%                    12.3%                     90.0%

  Costs and expenses
  Cost of materials sold
   (exclusive of depreciation
   shown below)                            175,056    84.0%       178,576    73.1%         615,674     83.8%         464,369   71.0%
  Warehouse and processing                  10,266     4.9%        10,142     4.2%          30,958      4.2%          32,451    5.0%
  Administrative and general                 6,950     3.3%        11,703     4.8%          23,267      3.2%          34,740    5.3%
  Distribution                               5,279     2.5%         4,482     1.8%          15,438      2.1%          14,264    2.2%
  Selling                                    3,032     1.5%         4,331     1.8%          11,830      1.6%          15,411    2.4%
  Occupancy                                    990     0.5%         1,328     0.5%           3,628      0.5%           3,917    0.6%
  Depreciation                               1,960     0.9%         1,999     0.8%           6,008      0.8%           6,146    0.9%
  Asset impairment charge                       --     0.0%            --     0.0%              --      0.0%             487    0.1%
                                      ------------           ------------             ------------              ------------
   Total costs and expenses                203,533    97.7%       212,561    87.1%         706,803     96.2%         571,785   87.4%
                                      ------------           ------------             ------------              ------------

   Operating income                          4,825     2.3%        31,581    12.9%          27,595      3.8%          82,163   12.6%

Income (loss) from joint ventures             (564)                    58                     (121)                      230
                                      ------------           ------------             ------------              ------------
   Income before financing costs
     and income taxes                        4,261                 31,639                   27,474                    82,393

Interest and other expense on debt             742     0.4%         1,069     0.4%           3,430      0.5%           3,514    0.5%
                                      ------------           ------------             ------------              ------------
   Income before income taxes                3,519     1.7%        30,570    12.5%          24,044      3.3%          78,879   12.1%

Income tax provision                         1,355    38.5%        11,998    39.2%           9,257     38.5%          30,960   39.2%
                                      ------------           ------------             ------------              ------------
Net income                            $      2,164           $     18,572             $     14,787              $     47,919
                                      ============           ============             ============              ============

Earnings per share:

  Net income per share - basic        $       0.21           $       1.88             $       1.46              $       4.89
                                      ============           ============             ============              ============
  Weighted average shares
   outstanding - basic                      10,153                  9,904                   10,127                     9,791
                                      ============           ============             ============              ============
  Net income per share - diluted      $       0.21           $       1.80             $       1.42              $       4.70
                                      ============           ============             ============              ============
  Weighted average shares
   outstanding - diluted                    10,445                 10,341                   10,446                    10,195
                                      ============           ============             ============              ============





  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS
              PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY
                     ANALYST'S SALES OR EARNINGS ESTIMATES.